UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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BIGBEAR.AI HOLDINGS, INC.
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LETTER TO SHAREHOLDERS FROM BIGBEAR.AI CHIEF EXECUTIVE OFFICER DR. REGGIE BROTHERS The Power to See and Shape the Future Dear Fellow Shareholders, 2021 was a year that challenged us as individuals, organizations, and societies. With critical information changing by the minute, the need for better tools to help organizations make important decisions with imperfect or complex data only grew. Through the impact of COVID-19, a volatile market, and social and political unrest that has continued into 2022, BigBear.ai is proud to support our customers as they make high-stakes decisions in this uncertain environment. We are also proud of the significant achievements we made as a company, including the mergers that formed BigBear.ai, our partnership with GigCapital4, and our listing on the New York Stock Exchange (NYSE) in December. We won and signed important new contracts, entered into productive new partnerships, and recruited high-caliber talent throughout our organization. Now, with a dedicated team focused on execution, we are accelerating the next phase of our growth strategy, moving from a steady, services-first company to a high-growth, technology-first company. Significant Opportunity Ahead At BigBear.ai, our mission is to guide customers to realize their best possible future by delivering transformative technologies and expert, actionable advice. There is a massive, growing market for the solutions we provide. Organizations are drowning in data without a reliable process to determine what data is important and what decisions will give them an edge over their competitors. This overload has bogged down decision-making, rather than improving it as intended. The use of artificial intelligence (AI) and machine learning (ML) technology to improve decision making is powerful, but deployments are still limited to silos within enterprises because AI tools have been designed for highly technical users, not business users. Large companies tackle the data overload by adding technical experts to their staff, but this is expensive, not scalable, and not feasible for mid-market and smaller companies. That’s where BigBear.ai comes in. We empower our customers to harness the power of AI and ML to make mission critical decisions faster, more accurately, and with better outcomes. Offering Unique, Best-In-Class Solutions BigBear.ai’s transformative solutions simplify real-world complexity, cut through the noise, fill in gaps in data, and enhance the decision-making process with goal-oriented, actionable advice. Insights are delivered for business users in an easily consumable way. Our products add immediate value out of the box, with a rapid, no-code configuration capability. Our data enrichment capabilities are second to none, and our solutions can uncover more insights and give faster, more reliable guidance than other predictive analytics tools on the market. Our platform is also highly flexible and modular. This means we can integrate seamlessly and quickly with customers’ existing data, systems, and processes. When customers see the power of our solutions and value we provide, they often add more of our offerings; this “land & expand” strategy is behind our long-term relationships with a wide range of government customers. 2021 Performance Despite external market headwinds, BigBear.ai grew our already robust backlog and delivered strong revenue and gross margins in 2021. For the year ended December 31, 2021, total revenues were $145.6 million, gross margin was 23%, adjusted EBITDA was $4.9 million, and total backlog grew to $465 million. In 2021, we made a strategic decision to invest aggressively to enhance our product and sales & marketing functions and public company readiness despite market delays caused by the Omicron wave and the government’s reliance on continuing resolution for funding. These investments will enable us to capture and accelerate the massive opportunities before us and deliver compelling value to our stakeholders. In the latter half of the year, we announced several new contracts with key U.S. government customers, including the Air Force, Cyber Command, Defense Intelligence Agency, and the Army. We also signed agreements with several organizations in the commercial space industry, such as Virgin Orbit and Terran Orbital, entering a field with tremendous growth potential. In addition, we formed a strategic partnership with Palantir that will support our federal and commercial SaaS growth strategy. We see significant opportunity to plug our solutions into their scaffolding and go- to-market with an end-to-end platform.

Growth Strategy In our federal business, we are prioritizing future market expansion to organizations in the defense, intelligence, and federal civilian sectors. We are also using information gleaned from our existing engagements to drive innovations and advancements to our technology. As we continue to deepen our relationships within government agencies, we are laying the groundwork for future solution and SaaS sales opportunities. On the commercial side, our partnerships in the space and maritime industries have demonstrated the power and flexibility of our solutions to address problems for commercial businesses. As we further expand commercially, we are focusing on high-value markets with immediate applications from our existing solutions, such as site selection, location intelligence, and logistics optimization. Delivering a fully-SaaS offering designed for manufacturing, supply chain, and distribution vertical industries will drive the next phase of our commercial expansion. As we grow, our strong network of channel partners will enable faster access to a wider base of customers across industries and geographies. Our technology partnerships will allow us to offer pre-integrated solutions that magnify our value proposition. We are also prioritizing strategic opportunities to add capabilities through mergers and acquisitions. Our Board and management team regularly assess M&A opportunities where we can acquire technology and products that complement our current capabilities and accelerate our growth trajectory. Our People and Our Communities We are proud to attract talented employees from around the industry who are excited about BigBear.ai’s unique value and potential. Approximately 78% of BigBear.ai employees have Secret or higher security clearance levels, which gives us a competitive advantage in the federal market. Security clearance is a barrier to entry for many government service providers, but our team can easily navigate sensitive projects of varying size and scope. In 2021 and early 2022, we expanded our executive team with seasoned experts who will spearhead growth in our federal and commercial business segments. We also bolstered our technical, operational, and administrative staff with experienced leaders to drive innovation and excellence across our business. The foundation of BigBear.ai’s culture is our commitment to diversity and inclusion at every level of the company. We are proud to be ahead of industry averages in both gender and racial diversity and to have been recognized by the U.S. Department of Labor as a HIRE Vets Gold Medallion Award recipient. Within

BigBear.ai, we foster this commitment to employees through our Employee Resource Groups, such as Women of BigBear.ai and the Veterans Command Post. In fact, a third of our workforce is comprised of active or former members of the U.S. Armed Forces, reaching all levels of the company, including the C-suite. We frequently partner with veterans’ organizations in our communities to ensure our service members have access to social and professional support systems. At BigBear.ai, giving back to the communities where we live and work is both a responsibility and a reward for our continued success. Core Objectives for 2022 Moving forward, we will continue doing what we do best: driving innovation with the goal of democratizing the use of AI and ML for organizations of all sizes. We are pushing the boundaries on predictive data science so our customers can see and shape their future. BigBear.ai is well positioned to execute our growth strategy in 2022, broadening our customer base in the Federal government, where our business continues to thrive, while ramping our commercial business toward the second half of the year and into 2023. As excited as we are about our prospects, we are clear-eyed about the headwinds that will persist in 2022, because of the impact of COVID and delays in government contract award activity. Importantly, our strong financial position will enable us to continue our growth despite these pressures. In conclusion, 2021 was a milestone year for BigBear.ai. We are grateful for many advantages we have as a business: hard work by all employees, great collaboration with our partners, loyalty of our customers, guidance from our Board, and support from our communities. We are on the precipice of an exciting new era for our company and for the field of artificial intelligence at large. I look forward to working alongside this great team in delivering on our vision of empowering people to make the right decision at the right time, every time, and creating sustainable long-term value for our shareholders. Sincerely, Dr. Reggie Brothers Chief Executive Officer

Forward-Looking Statements This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding BigBear.ai’s industry, future events, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of BigBear.ai’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to the uncertainty of the projected financial information (including on a segment reporting basis); risks related to delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the recent coronavirus outbreak; and increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors; risks related to the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to issue equity or equity-linked securities in the future, and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that BigBear.ai presently does not know or that BigBear.ai currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward- looking statements reflect BigBear.ai’s expectations, plans or forecasts of future events and views as of the date of this letter. BigBear.ai anticipates that subsequent events and developments will cause BigBear.ai’s assessments to change. However, while BigBear.ai may elect to update these forward-looking statements at some point in the future, BigBear.ai specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.